Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296180

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 27, 2026)

16,393,443 Shares of Common Stock

3D SYSTEMS CORPORATION

We are offering 16,393,443 shares of our common stock, par value $0.001 per share (“common stock”). The public offering price is $3.05 per share.

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “DDD.” On June 3, 2026, the last reported sale price of our common stock on the NYSE was $3.61 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement.

	Per Share	Total
Public offering price	$3.05	$50,000,001
Underwriting discounts and commissions(1)	$0.190625	$3,125,000
Proceeds, before expenses, to us	$2.859375	$46,875,001

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to 2,459,016 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions, and on the same terms and conditions as set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The common stock is expected to be delivered to purchasers on or about June 5, 2026.

Needham & Company	Craig-Hallum

The date of this prospectus supplement is June 3, 2026.

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Before buying any of the shares of common stock that we are offering, you should read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. This prospectus supplement contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are not, and the underwriters are not, making an offer of our common stock in any jurisdiction where the offer is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or as the context otherwise requires, as used in this prospectus supplement, the words “3D Systems,” the “Company,” “we,” “us” and “our” refer to 3D Systems Corporation and its subsidiaries, and all references to the “accompanying prospectus” are to the accompanying prospectus, dated May 27, 2026.

Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus supplement and the documents incorporated by reference may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference for a more complete understanding of our business and this offering, as well as the material tax and other considerations that may be important to you in making your investment decision.

Our Company

3D Systems Corporation markets our products and services through subsidiaries in North America and South America (collectively referred to as “Americas”), Europe and the Middle East (collectively referred to as “EMEA”) and Asia Pacific and Oceania (collectively referred to as “APAC”). We provide comprehensive 3D printing and digital manufacturing solutions, including 3D printers for plastics and metals, materials, software, and services, including maintenance, advanced manufacturing and applications engineering. Our solutions support advanced applications in two key industry verticals: Healthcare Solutions and Industrial Solutions. We have over 35 years of experience and expertise, which have proven vital to our development of an ecosystem and end-to-end digital workflow solutions that enable customers to optimize product designs, transform workflows, bring innovative products to market and drive new business models.

Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the “Commission”).

THE OFFERING

Common stock offered:	16,393,443 shares of our common stock.

Public offering price per share of common stock:	$3.05 per share.

Common stock to be outstanding after the offering:	162,450,658 shares (or 164,909,674 shares of our common stock if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares:	We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to 2,459,016 additional shares of common stock at the public offering price, less underwriting discounts and commissions.

Use of proceeds:	We estimate that our net proceeds from this offering will be approximately $46.2 million, or $53.2 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering to fund our operations and the growth of our business, including for capital expenditures, working capital, and other general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors:	Investing in our common stock involves significant risk. You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein or therein for a discussion of factors that you should carefully consider before deciding to purchase our common stock.

NYSE symbol:	Our common stock is traded on the NYSE under the symbol “DDD.”

In this prospectus supplement, unless otherwise indicated, the number of shares of common stock outstanding after this offering is based on 146,057,215 shares of common stock issued and outstanding as of March 31, 2026, and excludes, in each case, as of such date:

•

160,000 shares of common stock issuable upon exercise of stock options under our Amended and Restated 2015 Incentive Plan (the “2015 Incentive Plan”), with a weighted-average exercise price of $13.25 per share;

•	2,121,822 shares of common stock issuable upon vesting of restricted stock units issued pursuant to the 2015 Incentive Plan;

•

5,976,249 shares of common stock reserved for future issuance under the 2015 Incentive Plan as of March 31, 2026, before taking into account the addition of 4,000,000 shares to the 2015 Incentive Plan on May 14, 2026 as referenced below;

•

2,365,000 shares of common stock issuable upon the vesting of restricted stock awards and performance stock units granted to our executive officers and employees under the 2015 Incentive Plan since March 31, 2026;

•	365,848 shares of restricted stock granted to our board of directors under our Non-Employee Director Compensation Plan since March 31, 2026;

•

shares of common stock reserved for future issuance pursuant to the conversion of our 0% convertible senior notes due 2026 (the “2026 Notes”), of which $3,944,000 aggregate principal amount was outstanding; and

•

shares of common stock reserved for future issuance pursuant to the conversion of our 5.875% convertible senior secured notes due 2030 (the “2030 Notes” and together with the 2026 Notes, the “Notes”), of which $92,030,000 aggregate principal amount was outstanding.

Additionally, on May 14, 2026, following approval by our board of directors, our stockholders approved an amendment to the 2015 Incentive Plan to, among other things, increase the amount of shares of common stock that may be issued thereunder by 4,000,000 shares.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 2,459,016 additional shares of common stock from us.

FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” or “plans” or the negative of these terms or other comparable terminology.

Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not to be, and should not be, relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. A number of important factors could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These factors include without limitation:

•	impact on our business as a result of macroeconomic events and other geopolitical risks, recession, supply chain disruptions, inflation, interest rates and foreign exchange volatility;

•	our ability to deliver products that meet changing technology and customer needs;

•	our ability to identify strategic acquisitions, to integrate such acquisitions into our business without disruption and to realize the anticipated benefits of such acquisitions;

•	our ability to realize anticipated benefits from future dispositions;

•	impact of future write-off or write-downs of goodwill and intangible assets;

•	the concentration of revenue and credit risk exposure from our largest customer;

•	our ability to acquire and enforce intellectual property rights and defend such rights against third-party claims;

•	our ability to protect our intellectual property rights and confidential information, including our digital content, from third-party infringers or unauthorized copying, use or disclosure;

•	failure of our information technology infrastructure or inability to protect against cyber-attack;

•	our ability to predict quarterly sales and manage product inventory due to uneven sales cycle;

•	our ability to generate net cash flow from operations;

•

our ability to service our debt and ability to raise funds necessary to settle conversions of the 2030 Notes and the 2026 Notes in cash, repay the Notes at maturity or repurchase the Notes in the case of a fundamental change;

•	our ability to remediate material weaknesses in our internal controls over financial reporting and maintain effective internal controls;

•	fluctuations in our gross profit margins, operating income or loss and/or net income or loss;

•	our ability to efficiently conduct business outside the U.S.;

•	our dependence on our supply chain for components and sub-assemblies used in our 3D printers and other products and for raw materials used in our print materials;

•	our ability to manage the costs and effects of litigation, investigations or similar matters involving us or our subsidiaries;

•	product quality problems that result in decreased sales and operating margin, product returns, product liability, warranty or other claims;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	our ability to successfully develop and commercialize regenerative medicine products ourselves, or in conjunction with development partners;

•	disruption in our management information systems for inventory management, distribution, and other key functions;

•	compliance with U.S. and other anti-corruption laws, data privacy laws, trade controls, economic sanctions, and similar laws and regulations;

•	our ability to maintain our status as a responsible contractor under federal rules and regulations;

•	changes in, or interpretation of, tax rules and regulations;

•	the use of proceeds from this offering; and

•

the other factors discussed in the reports we file with or furnish to the Commission from time to time, including the risks and important factors set forth in additional detail in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our filings with the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves substantial risks. Before purchasing our common stock, you should carefully consider the risk factors discussed below, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in future Commission filings that are deemed incorporated by reference herein. Each of the risks described could result in a material decrease in the value of our common stock and your investment in our common stock. The risks and uncertainties we discuss below and in documents incorporated by reference are those that we currently believe may materially affect our Company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition or performance.

The market price and trading volume of our securities may be volatile.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common stock in spite of our operating performance. We cannot assure you that the market price of our common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	developments involving our competitors;

•	variations in our operating performance and the performance of our competitors in general;

•	difficult global market and economic conditions;

•	loss of investor confidence in the global financial markets and investing in general;

•	inability to attract, retain or motivate our directors, officers or other key personnel;

•

adverse market reaction to indebtedness we may incur, securities we may grant under our equity incentive award plans or otherwise, or any other securities we may issue in the future, including shares of common stock;

•	failure to meet securities analysts’ earnings estimates;

•	publication of negative or inaccurate research reports about us or our industry or the failure of securities analysts to provide adequate coverage of our common stock in the future;

•	speculation in the press or investment community about our business;

•	additions and departures of key employees and personnel;

•	competition for talent and skill-sets required;

•	commencement of, or involvement in, litigation involving us;

•	the volume of shares of our common stock available for public sale;

•

additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•	increases in compliance or enforcement inquiries and investigations by regulatory authorities; and

•	adverse publicity about our industry.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a company’s shares has been volatile, holders of those shares have sometimes instituted securities class action litigation against the company that issued the shares. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and could spend the net proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

If the price per share of our common stock is offered at a price that is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The net tangible book value of our common stock on March 31, 2026, was approximately $1.39 per share. Purchasing our common stock at a purchase price in excess of the net tangible book value per share will result in you suffering an immediate and substantial dilution.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. The Company is authorized to issue an aggregate of 440,000,000 shares of common stock and 5,000,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock in connection with future acquisitions, future sales of our securities for capital raising purposes, or for general corporate purposes. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

In addition, as of March 31, 2026, $3,944,000 aggregate principal amount of the 2026 Notes and $92,030,000 aggregate principal amount of the 2030 Notes were outstanding, each of which are convertible into shares of our common stock under certain circumstances. We also have outstanding equity awards, including stock options and restricted stock units, under the 2015 Incentive Plan. The issuance of shares upon conversion of the Notes, or the exercise or vesting of awards under the 2015 Incentive Plan, will dilute the ownership interests of existing stockholders and may adversely affect the market price of our common stock.

The future issuance of additional shares of our common stock, or the perception in the market that the holders of a large number of shares intend to sell shares, may create downward pressure on the trading price of our common stock. We may need to raise additional capital in the future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock in the future in conjunction with these capital raising efforts, including at a price below the price you paid for your shares of common stock.

Servicing or refinancing our debt may require a significant amount of cash, and we may not have sufficient cash or the ability to raise the funds necessary to settle conversions of the Notes in cash, repay the Notes at maturity or repurchase the Notes as required following a fundamental change.

As of March 31, 2026, we had $92,030,000 and $3,944,000 of aggregate outstanding principal of the 2030 Notes and 2026 Notes, respectively. Our ability to service or refinance our remaining indebtedness, including the Notes, or to make cash payments in connection with any conversions of the Notes, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, divesting businesses, delaying capital expenditures, reducing the scope of our R&D programs, restructuring debt, or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive or could include restrictive covenants. Our ability to refinance or otherwise repay our indebtedness may depend on the capital markets and our financial condition at such time, as well as whether we have a sufficient number of shares of authorized common stock available for issuance. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, certain of our current debt agreements do, and any of our future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives or which may be violated if any such alternatives prove to be unsuccessful.

The indenture agreements for the Notes contain covenants, events of default and certain other restrictive provisions. In the past, the Company was non-compliant with certain terms of the 2026 Notes’ indenture agreement because it failed to file its Form 10-K for the fiscal year ended December 31, 2023 (“2023 Form 10-K”) and its Form 10-Q for the three months ended March 31, 2024 on time. These defaults did not become an event of default under the terms of the 2026 Notes’ indenture agreement given that the Company subsequently filed its 2023 Form 10-K and its Form 10-Q for the three months ended March 31, 2024 in August 2024. The Company did not incur any special interest as a result of the defaults, nor did the 2026 Notes become subject to any other actions by the trustee or the holders. The 2030 Notes’ indenture agreement includes certain financial covenants, including a requirement to maintain at least $20.0 million in qualified cash and a minimum of $75.0 million in accounts receivable and inventory, and we may be required to obtain additional sources of liquidity to comply with such covenants. As of March 31, 2026, we were in compliance with all of the covenants included in the Notes’ indenture agreements. However, we can make no assurance that we will be able to comply with these or other restrictive covenants in the future. Noncompliance with such covenants could result in an event of default and make the Notes due immediately, unless we could obtain amendments or waivers, which may not be available on commercially reasonable terms or otherwise. If this debt were accelerated, we would not have sufficient funds to repay our debt absent a refinancing, and we cannot provide assurance that we would be able to obtain such a refinancing on commercially reasonable terms or at all.

In the event the conditional conversion feature of the Notes is triggered, holders of Notes will be entitled to convert the Notes at any time during specified periods at their option. If one or more holders elect to convert their Notes, we would be required to settle any converted principal through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

In addition, holders of the Notes have the right to require us to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the applicable indenture governing the respective Notes) at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased. Holders of the 2030 Notes also have a one-time put right on June 23, 2028, to require us to repurchase all or a portion of their 2030 Notes for cash at 100% of the principal amount, plus accrued and unpaid interest. If the Notes have not previously been converted or repurchased, we will be required to repay such Notes in cash at maturity.

Our ability to make required cash payments in connection with conversions of the Notes, repurchase the Notes in the event of a fundamental change, or in connection with the holders’ put right, or to repay or refinance the Notes at maturity will depend on market conditions and our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. As a result, we may not have enough available cash or be able to obtain financing at the time we are required to repurchase or repay the Notes or pay cash with respect to Notes being converted.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance and sale of 16,393,443 shares of our common stock in this offering (assuming no exercise of the underwriters’ option to purchase additional shares) at the public offering price of $3.05 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.

	As of March 31, 2026
	Actual	As Adjusted
	U.S. dollars in thousands
Cash and cash equivalents	$85,083	131,293
Total debt(1)	$90,730	90,730
Preferred stock: $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of March 31, 2026	—	—
Common stock: $0.001 par value; 220,000,000 shares authorized(2); 146,057,215 shares issued and outstanding as of March 31, 2026	146	162
Additional paid-in capital	1,622,692	1,668,886
Accumulated deficit	(1,336,784)	(1,336,784)
Accumulated other comprehensive loss	(51,710)	(51,710)

Total stockholders’ equity	$234,344	280,554

Total capitalization(3)	$325,074	371,284

(1)

Total debt consists of our long-term debt (including current maturities), net of deferred financing costs. Total debt does not include operating lease liabilities, deferred income tax liabilities or other operating liabilities.

(2)

On May 14, 2026, our stockholders approved an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue by 220,000,000 from 220,000,000 to 440,000,000.

(3)	Total capitalization consists of total debt plus total stockholders’ equity.

USE OF PROCEEDS

We estimate that our net proceeds from the sale by us of common stock in this offering will be approximately $46.2 million (or $53.2 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund our operations and the growth of our business, including for capital expenditures, working capital, and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retain broad discretion in the application of the net proceeds from this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock applicable to non-U.S. Holders (as defined below) that acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, a “non-U.S. Holder” generally means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, final or temporary U.S. Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), judicial opinions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, each as of the date hereof and all of which are subject to differing interpretations or change (possibly with retroactive effect). Any such changes could affect the continuing accuracy of this discussion. This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. Holder in light of that non-U.S. Holder’s individual circumstances, including Medicare taxes imposed on net investment income and the alternative minimum tax, nor does it address any aspect of U.S. federal estate, gift, state, local, or non-U.S. taxes, the tax consequences under an applicable income tax treaty or taxes other than U.S. federal income taxes. The discussion below may not apply, in whole or in part, and may not describe certain other U.S. federal income tax considerations that may be applicable to particular non-U.S. Holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	traders, brokers or dealers in securities, commodities or currencies, or a trader that uses a mark-to-market method of tax accounting;

•	controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax;

•	passive foreign investment companies;

•	persons required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement;

•	non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment;

•	persons that own or are deemed to own, actually or constructively, more than 5% of our common stock for U.S. federal income tax purposes (except to the extent specifically set forth below);

•	persons with a functional currency other than the U.S. dollar; and

•	U.S. expatriates and certain former citizens or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, a partnership, or a partner of a partnership, holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS or any court will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS or any court would not be sustained.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THERETO.

Distributions

Subject to the discussion in the following paragraph, any distribution we make to a non-U.S. Holder with respect to its shares of our common stock that constitutes a dividend for U.S. federal income tax purposes will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the non-U.S. Holder provides proper certification of its eligibility for such reduced rate (including providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation)). A distribution in respect of shares of our common stock (and certain redemptions that are treated as distributions with respect to common stock) will generally constitute a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as a return of capital allocated ratably among the shares of common stock held by a non-U.S. Holder, reducing (but not below zero) the non-U.S. Holder’s adjusted basis in each share of our common stock and, to the extent in excess of the adjusted basis, as gain from the sale or exchange of such stock, which will be treated as described under “Gain on Sale or Other Disposition of Common Stock” below. A non-U.S. Holder’s adjusted basis in a share is generally the purchase price of such share, reduced (but not below zero) by the amount of any previous tax-free returns of capital.

Dividends we pay to a non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. Holder) generally will not be subject to U.S. withholding tax, as described above, if the non-U.S. Holder complies with applicable certification and disclosure requirements (including providing a valid IRS Form W-8ECI (or a successor form)). Instead, (unless an applicable income tax treaty provides otherwise) such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a U.S. person (as defined under the Code). Dividends received by a non-U.S. Holder that is a corporation for U.S. federal income tax purposes that are effectively connected with its conduct of a trade or business within the United States may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distributions we make to a non-U.S. Holder with respect to its shares of our common stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Gain on Sale or Other Disposition of Common Stock

In general, subject to the discussion below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act,” a non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the non-U.S. Holder’s shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of such non-U.S. Holder);

•

the non-U.S. Holder is a nonresident individual present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other taxable disposition or such non-U.S. Holder’s holding period of our common stock.

In general, in order for us to be a USRPHC, the fair market value of our U.S. real property interests would need to equal or exceed 50% of the sum of the fair market value of (1) our worldwide real property interests and (2) other assets used or held for use in a trade or business. Even if we were, during the relevant period, are or become a USRPHC at a relevant time, a non-U.S. Holder that at no time during the relevant period actually or constructively owned more than 5% of our common stock generally would not be subject to U.S. federal income tax on the disposition of our common stock, provided that the common stock was regularly traded on an established securities market within the meaning of the applicable Treasury Regulations. If we are or were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition. We believe that we are not currently a USRPHC. However, since the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC nor can there be any assurance we will not become one in the future. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to them, including if we are or become a USRPHC.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax, net of certain deductions, at U.S. federal income tax rates applicable to United States persons within the meaning of the Code (unless an applicable income tax treaty provides otherwise). If the non-U.S. Holder is a corporation, the branch profits tax described above also may apply to such effectively connected gain (unless an applicable income tax treaty provides otherwise).

Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of the sale or other taxable disposition of our common stock will generally be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. Holder, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes, assuming certain requirements are met, including timely filing of U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS, and to each non-U.S. Holder, the amount of dividends paid to, and the tax withheld with respect to, each such non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding at the applicable rate (currently 24%) for dividends on our common stock paid to such holder, unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), and otherwise complies with all applicable legal requirements.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes its shares of our common stock within the United States or through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the IRS and also backup withhold on that amount, unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person (such as a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI) or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person). Information reporting will also apply if a non-U.S. Holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person and certain other conditions are met, or such non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder can be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided the non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

In addition, withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on “withholdable payments,” which include dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless those entities comply with certain requirements under the Code and applicable Treasury Regulations, which requirements may be modified by an “intergovernmental agreement” entered into between the United States and an applicable foreign country.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends (such as our common stock) beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. There can be no assurance that the proposed regulations will be finalized in their present form.

Non-U.S. Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

We have entered into an underwriting agreement with Needham & Company, LLC and Craig-Hallum Capital Group, LLC with respect to the securities subject to this offering.

Subject to certain conditions, we have agreed to sell to the underwriters such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

UNDERWRITER	NUMBER OF SHARES OF COMMON STOCK
Needham & Company, LLC	9,836,066
Craig-Hallum Capital Group, LLC	6,557,377

Total	16,393,443

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby other than those covered by the option to purchase additional shares described below. The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by the underwriters’ counsel, and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to 2,459,016 additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option in whole at any time or in part from time to time, during the 30-day period after the date of this prospectus supplement.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.114375 per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriting discounts and commissions will be $0.190625 per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement. We have agreed to reimburse the underwriters for up to $100,000 of the underwriters’ reasonable and accountable out-of-pocket expenses relating to the offering. We estimate that our total offering expenses for this offering, excluding the underwriting discounts and commissions, will be approximately $0.7 million.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of the option to purchase additional shares:

	Price Per Share	Total without Option	Total with Option
Public Offering Price	$3.05	$50,000,001	$57,499,999.95

Underwriting discount and commissions	$0.190625	$3,125,000	$3,593,750

Proceeds, before expenses, to us	$2.859375	$46,875,001	$53,906,249.95

Indemnification

We have also agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that, for a period of 60 days from the date of this prospectus supplement, without the prior written consent of Needham & Company, LLC, and subject to certain exceptions, we shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus supplement.

The lock-up restrictions described in the immediately preceding paragraph applicable to us do not apply to:

•	the issuance of the shares of our common stock pursuant to the underwriting agreement;

•

the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants, convertible notes or options (including net or cashless exercise) or the settlement of restricted stock units (including net or cashless settlement), in each case outstanding on the date hereof and described in this prospectus;

•

grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or vesting of restricted stock units or other equity awards) to our employees, officers, directors, advisors, or consultants pursuant to the terms of any stock option, stock bonus or other stock plan or equity-based awards pursuant to our equity incentive award plans or other arrangement in effect as of the closing of this offering and described in this prospectus, provided that such recipients who are executive officers and directors enter into or are subject to a lock-up agreement with the underwriters;

•

the sale and issuance of any shares of common stock or other securities or entry into an agreement to sell or issue shares of common stock or other securities, in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition by us or any of our subsidiaries, of the securities, business, property, products, technologies or other assets of another person or entity (including pursuant to any employee benefit plan assumed by us or any subsidiary in connection with any such acquisition) or in connection with any other strategic transaction; provided that the aggregate number of shares of common stock or securities convertible into or exercisable for shares of common stock (on an as-converted or as-exercised basis, as the case may be) that we may sell or issue or agree to sell or issue shall not exceed 5% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering; and

•

filing a registration statement on Form S-8 or a successor form thereto relating to our stock incentive plans described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, for a period of 60 days from the date of this prospectus supplement (the “Lock-Up Period”), without the prior written consent of Needham & Company, LLC, the foregoing persons may not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned or any other securities so owned convertible into or exercisable or exchangeable for common stock, (ii) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any security convertible into or exercisable or exchangeable for common stock, (iii) make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock or (iv) publicly disclose the intention to do any of the foregoing. These restrictions do not apply in the following circumstances, subject to certain requirements:

•

issuances solely made in connection with exercises of outstanding stock options, restricted stock units or other equity awards or warrants, provided that any shares of common stock received upon such exercise will be subject to the trading restrictions discussed above;

•

transfers to immediate family members, family partnerships, or trusts, the only partners or beneficiaries of which are the lock-up party and/or a member of his or her immediate family; “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin;

•	transfers upon the death of the director or officer to his or her executors, legatees or beneficiaries;

•	transfers as a bona fide gift or charitable contribution or for bona fide estate planning purposes;

•

transfers to any corporation, partnership, limited liability company or trust for the direct or indirect benefit of the director or officer or their immediate family, or if a trust or other estate planning vehicle, to a trustor or beneficiary of the trust or other estate planning vehicle or to the estate of a beneficiary of such trust or other estate planning vehicle in a transaction not including a disposition for value;

•

transfers to any corporation, partnership, limited liability company or other entity of which the director or officer or their immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

•	transfers by operation of law or pursuant to an order of a court or regulatory agency, including pursuant to a qualified domestic order or in connection with a divorce settlement;

•

if a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity directly or indirectly controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the lock-up party to its stockholders, partners, members, managers, limited partners, subsidiaries, affiliates or other equity holders (or, in each case, its nominee or custodian);

•

transfers of securities (A) to us for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” or “cashless” basis options, warrants or other rights to purchase shares of common stock and (B) in connection with the vesting or settlement of restricted stock units, restricted stock awards or performance stock awards, by way of any transfer to us for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, restricted stock awards or performance stock awards, and/or if the undersigned is not an officer or director any transfer of shares of common stock necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of restricted stock units, restricted stock awards or performance stock awards; provided that in all such cases under clause (A) or (B), any such options, warrants, rights, restricted stock units, restricted stock awards or performance stock awards were issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the registration statement to which this prospectus supplement forms;

•

transfers to us pursuant to agreements under which we have the option to repurchase such shares or securities upon termination of service of the director or officer, provided that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is pursuant to the circumstances described in this clause, and provided, further that no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (a) such plan does not provide for the transfer of common stock during the Lock-Up Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Lock-Up Period; and

•

transfers of Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a “change of control” of us that has been approved by our board of directors; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities shall remain subject to the terms of the lock-up agreement.

Needham & Company, LLC may, in its sole discretion and at any time or from time to time before the termination of the Lock-Up Period release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ website or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

New York Stock Exchange

Our common stock is listed on NYSE under the symbol “DDD.”

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase pursuant to the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriters may purchase pursuant to the over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

The underwriters are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area

In relation to each Member State of the European Economic Area, each, a Relevant State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Israel

The securities offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority (the “ISA”). This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”) and has not been filed with or approved by the ISA and the securities offered hereunder have not been registered for sale in Israel. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or the FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) (as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any trading venue (exchange or regulated trading facility) in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the United Kingdom, except that the securities may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus supplement will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Certain legal matters will be passed upon for the underwriters by White  & Case LLP, New York, New York.

EXPERTS

The financial statements of 3D Systems Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus Supplement, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of 3D Systems Corporation’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of 3D Systems Corporation for the year ended December 31, 2023 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 001-34220. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering under this prospectus supplement:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2026, incorporated by reference in such Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•	our Current Reports on Form 8-K filed with the Commission on March 26, 2026, April 30, 2026 and May 15, 2026; and

•

the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus supplement will be provided without charge to each person to whom a copy of this prospectus supplement is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Legal Department, or telephone number: (803) 326-3900. You also may obtain copies of these filings, at no cost, by accessing our website at www.3DSystems.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.3DSystems.com. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus supplement and the accompanying prospectus, the information contained on, or otherwise accessible through, these websites is not incorporated into, and does not constitute a part of this prospectus supplement or the accompanying prospectus or any other report or document that we file with or furnish to the Commission.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the Commission under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

PROSPECTUS

3D SYSTEMS CORPORATION

$100,000,000

Common Stock

Preferred Stock

Warrants

3D Systems Corporation may offer and sell from time to time, together or separately, up to $100,000,000 in aggregate initial offering price of our common stock, preferred stock or warrants to purchase common stock or preferred stock, or a combination thereof described in this prospectus. In this prospectus, we refer to our common stock, preferred stock and warrants collectively as the “securities.”

The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. This prospectus describes some of the general terms that apply to the securities. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering.

The prospectus supplement for each offering will describe the plan of distribution for that offering. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. The prospectus supplement and any free writing prospectus may also add, update or change information contained or incorporated in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may sell our securities through one or more underwriters, dealers or agents that we select. If underwriters, dealers or agents are used to sell securities, we will name them and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “DDD.” On May 21, 2026, the last reported sale price for our common stock on the New York Stock Exchange was $2.99 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves substantial risks. You should carefully read and consider “Risk Factors” on page 6 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, offer and sell up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and/or free writing prospectus will contain specific information about the terms and manner of that offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. This prospectus contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or document incorporated by reference herein or therein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement or free writing prospectus, nor any sale made under this prospectus or any prospectus supplement or free writing prospectus will, under any circumstances, imply that the information in this prospectus or any prospectus supplement or free writing prospectus is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

As used herein, “3D Systems,” the “Company,” “we,” “us,” and “our” refer to 3D Systems Corporation and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission file number is 001-34220. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and any accompanying prospectus supplement will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement:

•

our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2026, incorporated by reference in such Annual Report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•	our Current Reports on Form 8-K filed with the Commission on March 26, 2026, April 30, 2026 and May 15, 2026; and

•

the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus will be provided without charge to each person to whom a copy of this prospectus is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Legal Department, or telephone number: (803) 326-3900. You also may obtain copies of these filings, at no cost, by accessing our website at www.3DSystems.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.3DSystems.com. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus or any accompanying prospectus supplement, the information contained on, or otherwise accessible through, these websites is not incorporated into, and does not constitute a part of this prospectus or any accompanying prospectus supplement or any other report or document that we file with or furnish to the Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Commission and incorporate by reference will contain forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” or “plans” or the negative of these terms or other comparable terminology.

Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. A number of important factors could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include without limitation:

•	impact on our business as a result of macroeconomic events and other geopolitical risks, recession, supply chain disruptions, inflation, interest rates and foreign exchange volatility;

•	our ability to deliver products that meet changing technology and customer needs;

•	our ability to identify strategic acquisitions, to integrate such acquisitions into our business without disruption and to realize the anticipated benefits of such acquisitions;

•	our ability to realize anticipated benefits for future dispositions;

•	impact of future write-off or write-downs of goodwill and intangible assets;

•	the concentration of revenue and credit risk exposure from our largest customer;

•	our ability to acquire and enforce intellectual property rights and defend such rights against third-party claims;

•	our ability to protect our intellectual property rights and confidential information, including our digital content, from third-party infringers or unauthorized copying, use or disclosure;

•	failure of our information technology infrastructure or inability to protect against cyber-attack;

•	our ability to predict quarterly sales and manage product inventory due to uneven sales cycle;

•	our ability to generate net cash flow from operations;

•

our ability to service our debt and ability to raise funds necessary to settle conversions of the 5.875% convertible senior secured notes due 2030 (the “2030 Notes”) or the 0% convertible senior notes due 2026 (the “2026 Notes”) in cash, repay the 2030 Notes or 2026 Notes at maturity, repurchase the 2030 Notes upon the exercise of the holders’ one-time put right or repurchase the 2030 Notes or the 2026 Notes in the case of a fundamental change;

•

our ability to comply with the covenants contained in our indenture governing the 2030 Notes, indenture governing the 2026 Notes and other current or future debt agreements, including the limitations, restrictions and prohibitions such covenants may impose on the way we conduct our business, including certain financial covenants, prohibitions on incurring additional debt if certain covenants are not met and restrictions on our ability to make certain investments and restricted payments;

•

our ability to remediate material weaknesses in our internal controls over financial reporting and maintain effective internal controls, including the material weaknesses identified as of December 31, 2025;

•	fluctuations in our gross profit margins, operating income or loss and/or net income or loss;

•	our ability to efficiently conduct business outside the U.S.;

•	our dependence on our supply chain for components and sub-assemblies used in our 3D printers and other products and for raw materials used in our print materials;

•	our ability to manage the costs and effects of litigation, investigations or similar matters involving us or our subsidiaries;

•	product quality problems that result in decreased sales and operating margin, product returns, product liability, warranty or other claims;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	our ability to successfully develop and commercialize regenerative medicine products ourselves, or in conjunction with development partners;

•	disruption in our management information systems for inventory management, distribution, and other key functions;

•	compliance with U.S. and other anti-corruption laws, data privacy laws, trade controls, economic sanctions, and similar laws and regulations;

•	our ability to maintain our status as a responsible contractor under federal rules and regulations;

•	changes in, or interpretation of, tax rules and regulations; and

•

the other factors discussed in the reports we file with or furnish to the SEC from time to time, including the risks and important factors set forth in additional detail in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise, except as required by law. All subsequent written or oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

OUR COMPANY

3D Systems Corporation markets our products and services through subsidiaries in North America and South America (collectively referred to as “Americas”), Europe and the Middle East (collectively referred to as “EMEA”) and Asia Pacific and Oceania (collectively referred to as “APAC”). We provide comprehensive 3D printing and digital manufacturing solutions, including 3D printers for plastics and metals, materials, software, and services, including maintenance, advanced manufacturing and applications engineering. Our solutions support advanced applications in two key industry verticals: Healthcare Solutions and Industrial Solutions. We have over 35 years of experience and expertise, which have proven vital to our development of an ecosystem and end-to-end digital workflow solutions that enable customers to optimize product designs, transform workflows, bring innovative products to market and drive new business models.

Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com.

RISK FACTORS

Investing in our securities involves substantial risks. Before purchasing our securities, you should carefully consider the risk factors discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference into this prospectus, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in (i) future Commission filings that are deemed incorporated by reference herein and (ii) the applicable prospectus supplement. Each of the risks described could result in a material decrease in the value of our securities and your investment in them. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of offered securities:

•	to finance future acquisitions of other entities or their assets; and

•	for working capital and general corporate purposes, which may include the repurchase, redemption or repayment of indebtedness.

Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, and warrants to purchase equity securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, our Amended and Restated By-Laws (“By-Laws”) and applicable provisions of Delaware law, in each case, as currently in effect as of the date of this prospectus. The following description is only a summary of the material provisions of our capital stock set forth in our Certificate of Incorporation and our By-Laws and does not purport to be complete, and is subject to and qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law. Copies of our Certificate of Incorporation and our By-Laws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations relating to the particular series of preferred stock. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 440,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of May 4, 2026, we had the following equity securities outstanding:

•	146,947,053 shares of common stock; and

•	no shares of preferred stock.

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “DDD.” Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors. Action on a matter generally requires that the votes cast in favor of the action exceed the votes cast in opposition. Holders of our common stock do not have cumulative voting rights or preemptive rights to purchase additional shares of our common stock.

Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of our Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by our Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or current net profits. In addition, the payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Holders of our common stock are entitled to share ratably in our net assets upon our dissolution, liquidation or winding-up, after payment or provision for all liabilities and any pari passu or preferential liquidation rights of our preferred stock then outstanding.

The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

Our Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law, our Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set the terms and rights of any future series of preferred stock. Those terms and rights may include:

•	the designation of the series;

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the number of shares of the series, which number our Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

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whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

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the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•	the redemption rights and prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding-up;

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whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the shares of the series; and

•	any other relative rights, preferences, and limitations of such series.

One of the effects of our Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable our Board of Directors to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Provisions of Our Certificate of Incorporation and Our By-Laws

Our Certificate of Incorporation and our By-Laws contain provisions that may make it more difficult or expensive for a third party to effectuate a tender offer, change in control or takeover, even if such a transaction would be beneficial to our stockholders. In particular, our Certificate of Incorporation and our By-Laws include provisions that:

•	permit our directors to fill vacancies on our Board of Directors;

•	require stockholders to give us advance notice to nominate candidates for election to our Board of Directors or to make stockholder proposals at a stockholders’ meeting;

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permit a special meeting of our stockholders to be called only by approval of a majority of the directors, the chief executive officer, the president or by the secretary upon the written request of holders owning at least 25% of the voting power of the outstanding capital stock entitled to vote on the election of directors;

•	permit our Board of Directors to issue, without the approval of our stockholders, preferred stock with such terms as our Board of Directors may determine; and

•	permit the authorized number of directors to be changed only by a resolution of our Board of Directors.

Delaware Anti-Takeover Provision

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date on which that person became an interested stockholder unless:

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prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

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the stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding shares held by directors who were also officers or held in certain employee stock plans, upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder; or

•	the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder.

Although a corporation may elect not to be governed by Section 203, we have not made this election.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Limitation of Liability and Indemnification

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Certificate of Incorporation contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the Delaware General Corporation Law. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under

Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases or (D) for any transaction from which the director derives an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws provide that:

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with respect to any action or proceeding not brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful;

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with respect to any action or proceeding brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which that person is adjudged to be liable to us, unless, and only to the extent that, the court determines that the person is fairly and reasonably entitled to indemnity;

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any indemnification provided pursuant to the bullets above (unless ordered by a court) will be made only upon an affirmative vote of a majority of our disinterested directors, by a committee of disinterested directors designated by a majority vote of our disinterested directors, a written opinion of independent legal counsel or an affirmative vote of a majority of our stockholders;

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to the extent that a director or officer of our Company has been successful on the merits or otherwise in defense of any action or proceeding, he or she shall be indemnified against expenses incurred by him or her;

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expenses incurred in defending a civil or criminal action or proceeding shall be paid by us in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to indemnification; and

•	the rights conferred in our By-Laws are not exclusive.

DESCRIPTION OF WARRANTS

This section describes some of the general terms and provisions applicable to warrants we may issue from time to time. We will describe the specific terms of any warrants and the applicable warrant agreements in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreements. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, common stock or preferred stock that we may sell. Warrants may be issued independently, or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the securities that may be purchased upon exercise of the warrants;

•	the number of securities purchasable upon exercise of each warrant;

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the initial price at which such number of securities may be purchased upon such exercise (and if such price may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

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the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	whether the warrants will be listed on any securities exchange;

•	call provisions, if any, of the warrants;

•	anti-dilution provisions, if any, of the warrants;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more transactions as follows:

•	directly to one or more purchasers;

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	in “at-the-market” offerings within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through any combination of these methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	the method of distribution of the securities offered therein;

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Any underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the New York Stock Exchange under the symbol “DDD,” prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest,” as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed for us by McGuireWoods LLP, Richmond, Virginia. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The financial statements of 3D Systems Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of 3D Systems Corporation’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of 3D Systems Corporation for the year ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3D SYSTEMS CORPORATION

16,393,443 Shares of Common Stock

Prospectus Supplement

Needham & Company	Craig-Hallum

June 3, 2026